Exhibit 99.1

Wheels Up Receives NYSE Continued Listing Standard Notice

ATLANTA — Dec. 19, 2025 — Wheels Up Experience Inc. (NYSE: UP) (“Wheels Up”) today announced that it received a notice from the New York Stock Exchange (“NYSE”) on December 17, 2025 stating that the average closing price per share of its common stock did not equal at least $1.00 over a consecutive 30 trading-day period, which is required for continued listing on the NYSE.

Wheels Up remains committed to execution of its multi-year business transformation, including advancing its fleet transition to Bombardier Challenger 300 series and Embraer Phenom 300 series jets, its previously announced efficiency, productivity and overhead cost reduction actions expected to deliver approximately $70 million of annualized run-rate cost savings upon completion beginning in mid-2026, and leveraging its first-of-its-kind partnership with Delta to deliver premium solutions for every customer journey. Receipt of the NYSE notice does not affect Wheels Up’s plans to execute its strategic initiatives, its objective to build a resilient business model to support sustainable future profitability, or its ability to serve its members and customers.

The NYSE’s notice has no immediate effect on the listing of Wheels Up’s common stock on the NYSE, which will continue to be listed and trade on the NYSE under the symbol “UP”, subject to Wheels Up’s compliance with the other NYSE continued listing standards. Wheels Up has six months from receipt of the NYSE’s notice to regain compliance with the minimum share price requirement and may consider various available options to regain compliance. Wheels Up’s stockholders previously authorized Wheels Up’s Board of Directors to complete a reverse stock split with respect to the common stock any time prior to the company’s 2026 annual meeting of stockholders, subject to certain conditions. Unless Wheels Up otherwise regains compliance with the minimum price requirement through other available methods, it intends to regain compliance with the NYSE’s listing standards by completing a reverse stock split with sufficient time before the end of the six-month cure period to cure the noted deficiency. Any potential reverse stock split would require the approval of the Board of Directors and be publicly announced by the company following any such approval. The Board of Directors has not approved a reverse stock split as of the date of this press release.

About Wheels Up

Wheels Up is a leading provider of on-demand private aviation in the U.S. with a large, diverse fleet and a global network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides cargo services to a range of clients, including individuals and government organizations. With the Wheels Up app and website, members can easily search, book, and fly. For more information, visit www.wheelsup.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of Wheels Up. These forward-looking statements include, but are not limited to, statements regarding: (i) the impact of the noncompliance notice received by Wheels Up from the NYSE on December 17, 2025 described in this press release (the “Notice”) and any potential reverse stock split (the “Potential Reverse Split”) with respect to Wheels Up’s Class A common stock, $0.0001 par value per share (“Common Stock”), on its business, results of operations, financial condition, and the trading prices, liquidity, trading volume, volatility and marketability of the Common Stock; (ii) Wheels Up’s ability to cure compliance with Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”),

including by effecting the Potential Reverse Split with respect to the Common Stock or any other action intended to cure compliance with Section 802.01C, or at all; (iii) the availability or success of other options that the Company may undertake that are intended to cure compliance with Section 802.01C; (iv) Wheels Up’s ability to maintain compliance with the other requirements of the NYSE’s continued listing standards; (v) public perception of the Potential Reverse Split with respect to the Common Stock in light of Wheels Up’s past reverse stock split and the history of reverse stock splits for other companies, and the potential impacts on the trading market or price of the Common Stock; and (vi) the likelihood that the Potential Reverse Split with respect to the Common Stock or other action that Wheels Up may take with the intent to regain compliance with Section 802.01C will result in any permanent increase in the trading price per share of Common Stock. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Wheels Up’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 11, 2025 and its other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, Wheels Up does not intend to update any of these forward-looking statements after the date of this press release.

Contacts

Investors:
ir@wheelsup.com

Media:
press@wheelsup.com